EXHIBIT 10.35







                             AMENDED AND RESTATED
                      OPERATING AND MAINTENANCE AGREEMENT
                      -----------------------------------

                                BY AND BETWEEN

                         CALENERGY OPERATING COMPANY,
                            a Delaware corporation

                                      AND

                                LEATHERS, L.P.,
                       a California limited partnership






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TABLE OF CONTENTS
- -----------------
                                                                     Page
                                                                     ----

1.       Definitions...................................................2

2.       Operator's Services...........................................2

3.       Standard of Services..........................................4

4.       Personnel.....................................................5

5.       Inspection....................................................5

6.       Change in Duties; Notification................................5

7.       Responsibilities of Owner.....................................6

8.       Facilities Revenue Fund.......................................6

9.       Guaranteed Capacity Payment...................................6

10.      Reimbursement Charges.........................................7

11.      Subcontracting................................................8

12.      Term and Termination .........................................8

13.      Indemnification ..............................................9

14.      Non-Waiver of Breach .........................................9

15.      Arbitration ..................................................9

16.      Attorneys' Fees .............................................10

17.      Force Majeure ...............................................10

18.      Invalid Provision ...........................................11

19.      Assignment ..................................................12

20.      Governing Law ...............................................12

21.      Entire Agreement - Amendments ...............................12






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22.      Communications ..............................................12

23.      Counterparts ................................................13

24.      Exhibits ....................................................13

25.      Third Party Beneficiaries ...................................13

26.      Headings ....................................................13




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                               TABLE OF EXHIBITS
                               -----------------

                                                                      Section
                                                                      -------

Exhibit "A" Guaranteed Capacity Payment                                 9.1
            Target Levels










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                              TABLE OF SCHEDULES
                              ------------------

                                                                      Section
                                                                      -------

Schedule "Z" Schedule of Defined Terms                                  1.1







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                             AMENDED AND RESTATED
                      OPERATING AND MAINTENANCE AGREEMENT
                      -----------------------------------

                                   PREAMBLE
                                   --------

         THIS AMENDED AND RESTATED OPERATING AND MAINTENANCE AGREEMENT (the "Agreement") is made as of June 17, 1996, by and between CALENERGY OPERATING COMPANY, a Delaware corporation ("Operator"), and LEATHERS, L.P., a California limited partnership ("Owner").

                                   RECITALS
                                   --------

         A. Owner owns the Leathers Facility located in the Salton Sea Known Geothermal Resource Area ("SSKGRA").

         B. Owner intends to operate the Leathers Facility under the following operating agreements: (i) an Administrative Services Agreement by and between Owner and Operator, pursuant to which Operator will provide certain administrative services to Owner for the operation of the Leathers Facility in addition to the Services provided hereunder; (ii) a Technology Transfer Agreement by and between Owner and Magma Power Company, a Nevada corporation ("Magma"), pursuant to which Magma will provide Owner with the nonexclusive right to use certain "Technology" and "Know-How" in connection with the operation of the Leathers Facility; (iii) a Ground Lease by and between Owner, as lessee, and Magma, as lessor, pursuant to which Magma will lease to Owner the real property upon which the Leathers Facility is located;
(iv) an Easement Grant Deed and Agreement Regarding Rights for Geothermal Development by and between Owner and Magma pursuant to which Magma will supply Owner with the right to extract Geothermal Brine and use geothermal brine-derived steam which is necessary to operate the Leathers Facility; and
(v) a Power Purchase Contract by and between Owner and Southern California Edison Company.

         C. Owner desires to exploit Operator's personnel resources, and to that end Owner desires to employ, hire or otherwise retain Operator for purposes of performing the day-to-day operations at the Leathers Facility.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the parties hereto agree as follow:


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                                   AGREEMENT
                                   ---------

         1.   Definitions.

              1. Unless the context shall otherwise require, capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Schedule Z hereto both of which shall be incorporated by reference herein.

              2. Operator's Services. In consideration of the payment by Owner to Operator of the Guaranteed Capacity Payment and the Reimbursement Charges, Operator agrees to perform during the term of this Agreement the following services (the "Services"):

                   (a) Operator shall operate, maintain, and repair (or cause to be operated, maintained, and repaired) the equipment associated with the Leathers Facility, including all work normally considered part of the operational and maintenance activities for facilities similar to the Leathers Facility, and shall engage, supervise, and be responsible for any and all personnel and Subcontractors necessary for the continuous operation of the Leathers Facility. Notwithstanding the provisions of
    Section 2(f) hereof, when specialized maintenance and repairs to the Leathers Facility are required which cannot reasonably be performed by Operator, Operator will subcontract with original equipment manufacturers or similarly qualified personnel acceptable to Owner. Said operations, maintenance, and repairs will be provided in accordance with the requirements determined by Owner during the term of this Agreement. Owner may modify, delete or supplement said requirements from time to time as Owner, in its sole discretion, deems appropriate. Notice of any changes or modifications in service requirements which may occur shall be provided by Owner to Operator in writing. If Operator, in the exercise of good faith, believes that an emergency exists and that certain changes or modifications in service requirements are required to avoid or mitigate serious damage to the Leathers Facility or injury to its personnel or others, Operator may make such changes or modifications, to the extent so necessary and required.

                   (b) Consistent with good engineering and operations practices, Operator shall provide its Services so as to optimize both the profitability of the Leathers Facility and the useful life of the equipment as well as minimize downtime for repairs. Subject to the provisions of this Agreement, Operator shall provide all labor, material, and equipment necessary for such purposes.

                   (c) Operator shall develop and implement a preventive maintenance program based upon, among other things, information and


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    procedures provided to Operator by Owner, which shall include on-going operational maintenance. This preventive maintenance program shall be implemented and carried out by Operator in accordance with the specifications provided by Owner.

                   (d) Operator shall implement and maintain a Leathers Facility safety and loss prevention program. Operator shall take all reasonable precautions for the safety of its employees and shall comply with all applicable provisions of federal, state and municipal laws, building codes and insurance policies to prevent accidents or injuries to persons or damage to property within or about the Leathers Facility.

                   (e) Operator shall maintain, inventory, and procure replacement Spare Parts and specialized tools in order to maximize the continuous operation of the Leathers Facility, and procure, inventory, and maintain chemicals, consumables and working supplies necessary to carry out the Services. Owner will provide a location for storage of Spare Parts, chemicals, consumables and supplies.

                   (f) Subject to Owner's prior approval, Operator may subcontract to qualified Subcontractors, including, without limitation, Affiliates of Operator, such routine or non-routine work as is necessary to perform scheduled or unscheduled maintenance and repairs, annual inspections, and equipment overhauls; Operator shall supervise all work subcontracted. The subcontracting of any work to outside Subcontractors shall in no way relieve or excuse Operator from any of its obligations under this Agreement with respect to said work. Subcontracts with Affiliates of Operator shall be on a competitive and arms-length basis. All charges associated with work subcontracted by Operator shall be billed to Owner in accordance with Section 10 hereof.

                   (g) Operator shall arrange for scheduled testing and recalibration to assure accuracy of scales, metering units (geothermal and electric) and associated recording devices.

                   (h) Operator shall be responsible for providing security for the Leathers Facility.

                   (i) Subject to shutdowns for scheduled maintenance, Operator shall to the maximum extent achievable under the law and pursuant to the terms of the Leathers Power Purchase Contract, use its best efforts to maintain the Leathers Facility in operation, producing energy at its full rated capacity, twenty-four (24) hours per day, seven (7) days per week throughout the entire year, including legal and other holidays, unless otherwise directed by Owner.


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                   (j)  At the request of Owner, Operator shall assist Owner
    in obtaining any franchises, permits, licenses, easements, or rights-of-way necessary for continued operation of the Leathers Facility.

                   (k) Operator shall employ such staff as is reasonably necessary to perform routine, ministerial record keeping and administrative functions of the Del Ranch Facility as reasonably required by Owner for its use in billings, accounting for receipts and payments, complying with governmental laws and regulations, with generally acceptable accounting principles and with reporting requirements of any Leathers Facility finance agreement or other agreement of Owner.

                   (l) Operator shall pursue warranty claims on behalf of Owner.

                   (m) Operator shall establish and maintain such bank accounts in the name and on behalf of Owner as may be necessary or desirable for the performance of its obligations hereunder. All such accounts and all amounts from time to time deposited therein shall be and remain the property of Owner and shall be subject to withdrawal by Owner from time to time in its discretion.

                   (n) Operator shall operate the Leathers Facility in compliance with all permit conditions and applicable laws.

                   (o) Operator shall dispose of all Geothermal Brine Scale and all Partially Spent Geothermal Brine from the operation of the Leathers Facility (unless utilized by Magma pursuant to Section 2.3.3 of the Easement Agreement) and all Totally Spent Geothermal Brine to the extent Owner is required to dispose thereof pursuant to the Easement Agreement.

                   (p) Operator shall be responsible for discharging all duties and obligations, and protecting all rights, of Owner under the Credit Facility, the Limited Partnership Agreement, the Leathers Power Purchase Contract and the other Operating Agreements.

              3. Standard of Services. Operator agrees to use good faith efforts to perform all Services in accordance with the reasonable, good, and prudent business practices applicable to the geothermal electrical generating production industry and in a manner no less favorable than practices employed by operators of other power production geothermal electrical generating facilities, including, without limitation, Magma. Operator shall exercise its good faith efforts to ensure that:


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                   (a)  the Leathers Facility shall at all times be kept in
    as near "as new" condition, ordinary wear and tear and Owner's operating requirements considered, as can reasonably be achieved;

                   (b) the Services shall be rendered in accordance with manufacturers' and systems designers' specifications as delivered to Operator by Owner;

                   (c) the Leathers Facility shall at all times be operated and the Services shall at all times be provided in accordance with all of the terms of the Operating Agreements and all applicable codes, governmental requirements or court orders (including, without limitation, all zoning, environmental protection, pollution, sanitary, and safety laws) except to the extent compliance with such requirements has been excused or exempted by the applicable governmental or judicial authority;

                   (d) the Leathers Facility shall be operated in a manner required such that the Leathers Facility is a "qualifying facility" as provided in 18 C.F.R. ss. 292.203, as the same may be amended from time to time; and

                   (e) the Leathers Facility shall be operated at all times in such a manner that it shall comply with all safety and other requirements of insurance policies in effect at said times with respect to the Leathers Facility or any part thereof and with the reasonable request of insurers and that all warranties with respect to the Leathers Facility or any part thereof shall be kept in full force and effect.

              4. Personnel. Operator shall provide and employ qualified plant management, operations and maintenance personnel in sufficient numbers to accomplish its Services hereunder and to comply with sound engineering and operations practices. During the term of this Agreement, a duly authorized on-site manager shall represent Operator at all times. Allpersonnel shall meet minimum job qualifications associated with their positions as determined mutually by Owner and by Operator. Operator's personnel shall possess experience and training equal to standards generally set within the industry to operate and maintain substantially similar equipment. Operator will use its best efforts to hire competent and experienced personnel at competitive compensation.

              5. Inspection. Operator shall ensure that the Leathers Facility and all records of the Leathers Facility will at all times be open to Owner for inspection and review of operations and maintenance practices.

              6. Change in Duties; Notification. Owner shall notify Operator of the execution or amendment of each Operating Agreement and the Limited Partnership


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Agreement which affects the Leathers Facility or the operation thereof and which directly relates to the performance of Operator's duties under this Agreement. Owner shall furnish to Operator a description of the provisions of such agreement or amendment which directly relates to the performance of Operator's duties under this Agreement in sufficient detail to enable Operator to satisfactorily perform its duties hereunder.

              7. Responsibilities of Owner. Owner will bear responsibility for, among other things, reviewing and approving all required plans, budgets and schedules in a timely fashion.

              8. Facilities Revenue Fund. Subject to the provisions of the Credit Facility and related loan documents regarding accounts:

                   1. Operator shall deposit all revenues received by Owner in connection with the operation of the Facilities into the Revenue Fund (as defined in the Credit Facility and related loan documents).

                   2. Operator is authorized to withdraw monies from the Revenue Fund to pay costs of performing its obligations only to the extent that the funds are then available in the Revenue Fund and such payments are authorized pursuant to the terms of this Agreement and the Credit Facility and related loan documents.

              9. Guaranteed Capacity Payment. As an inducement to Operator to operate the Leathers Facility, to the extent reasonably possible, in such a manner as to, among other things, earn the maximum Total Electricity Revenues possible on behalf of Owner, Owner shall pay Operator a fee (the "Guaranteed Capacity Payment") calculated as follows:

                   1. The Guaranteed Capacity Payment, to the extent earned by Operator, shall be paid to Operator on the last day of each of Owner's fiscal years (or as soon thereafter as is reasonably practicable, but in no event later than the next succeeding March 31) in an amount which is, for each of Owner's fiscal years from 1989 through 1998 inclusive, the sum of the following amounts:

                        (a) ten percent (10%) of the amount of Total Electricity Revenues earned by Owner in such year in excess of the amount listed in column A of Exhibit "A" with respect to such year up to and including the amount listed in column B of Exhibit "A" with respect to such year; plus

                        (b)  twenty-five percent (25%) of the amount
         of Total Electricity Revenues earned by Owner in such year in excess of the amount listed in column B of Exhibit "A" with respect to such year.


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                   2.   The Guaranteed Capacity Payment, to the extent earned
by Operator, shall be paid to Operator on the last day of each of Owner's fiscal years (or as soon thereafter as is reasonably practicable, but in no event later than the next succeeding March 31) in an amount which is, for each of Owner's fiscal years from 1999 through the end of the term of this Agreement inclusive, the sum of the following amounts:

                        (a) ten percent (10%) of the amount of Total Electricity Revenues earned by Owner in such year in excess of the amount which is obtained by multiplying 268,056,000 by the Average Annual Energy Price for such year up to and including the amount which is obtained by multiplying 297,840,000 by the Average Annual Energy Price for such year; plus

                        (b) twenty-five percent (25%) of the amount of Total Electricity Revenues earned by Owner in such year in excess of the amount which is obtained by multiplying 297,840,000 by the Average Annual Energy Price for such year.

                        3. To the extent that there are not sufficient funds to pay the Guaranteed Capacity Payment, any such shortfall (the "Accrued Guaranteed Capacity Payment") shall accrue and be payable to Operator, with interest thereon at a rate of seven percent (7%) per annum, on the next date for payment of the Guaranteed Capacity Payment and any Accrued Guaranteed Capacity Payment shall be paid prior to the Guaranteed Capacity Payment due on the date on which such payment is made.

                   10.  Reimbursement Charges.

                        1. In consideration of the provision by Operator to Owner of the Services and in addition to the amounts payable to Operator pursuant to Section 9 hereof, within ten (10) days after Owner has received an invoice from Operator specifying the Services rendered to Owner by Operator and the amount of actual costs and expenses incurred by Operator in rendering such Services, Owner shall pay to Operator such specified amount. As used in this Section 10, "actual costs and expenses incurred by Operator" includes, without limitation, (a) the actual cost to Operator of goods and materials used by Operator in rendering Services, (b) the pro rata cost to Operator of personnel providing labor or services in the course of Operator's provision of Services, (c) the portion of the cost of invested capital incurred by Operator for the purchase of machinery and equipment used by Operator in connection with the provision of Services fairly allocable to the use of such machinery and equipment for performing the Services hereunder, taking into consideration factors including the extent to which Operator can reasonably expect to earn a return on its invested capital by utilizing such machinery and equipment for providing services other than to the Leathers Facility and (d) the actual cost to Operator, without any mark-up by Operator whatsoever, of retaining a Subcontractor, whether an Affiliate of Operator or otherwise, in connection with the provision of Services.


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                        2.   With respect to any calculation of actual costs
and expenses or any allocation of costs contemplated by Section 10.1 hereof, Owner shall be bound by Operator's determination thereof unless the same is clearly erroneous.

                   11. Subcontracting. Without limiting the generality of any provision contained herein concerning the same subject matter as this
Section 11, in the event Operator determines it to be reasonably necessary to render the Services required hereunder through a Subcontractor, Operator may subcontract with Affiliates of Operator, and Owner hereby consents to such subcontracting for all purposes of this Agreement. For purposes of this Agreement, any Services performed by such Affiliates shall be deemed to have been performed by Operator.

                   12.  Term and Termination.

                        1. Unless terminated as provided in Section 18 hereof, by written agreement between Owner and Operator as provided in Section 21 hereof, or as hereinafter provided in this Section 12, this Agreement shall remain in effect until, and shall terminate on March 14, 2020.

                        2. In the event of a material default by either party in the performance of its duties, obligations or undertakings under this Agreement, the other party shall have the right to give written notice to the defaulting party advising such party of the specific default involved and, if within thirty (30) days after such notice the defaulting party shall not have remedied or commenced diligently to remedy the default, the other party shall have the right, in addition to any other rights and remedies it may have, to terminate this Agreement upon ten (10) days' written notice to the defaulting party.

                        3. Notwithstanding any other provision of this Agreement, and in addition to any other right it may have, Operator shall have the right to terminate this Agreement, effective immediately, if, at any time, Owner is adjudged bankrupt or insolvent, or files a petition in bankruptcy or an answer admitting the material facts recited in such a petition filed by another, or is put or decides to go into dissolution or liquidation (other than in connection with a merger, consolidation or amalgamation), or otherwise discontinues business, makes an assignment for the benefit of its creditors or any other general arrangement with its creditors, becomes insolvent or unable to meet its current payments, or has a receiver or other custodian of any kind appointed to administer any substantial amount of its property, or otherwise seeks to take advantage of any bankruptcy or insolvency statute now or hereafter in effect.

                        4. If this Agreement is terminated prior to the expiration of its terms, Owner and Operator shall have the following rights, remedies and obligations in addition to any other rights, remedies and obligations they may have:


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                        (a)  Owner shall pay Operator the Guaranteed Capacity
Payment, if any, earned by Operator as of the date this Agreement is effectively terminated in the manner and subject to the conditions provided for in Section 9 hereof.

                        (b) Owner shall pay Operator all amounts due and payable to Operator under Section 10 hereof as of the date the Agreement is effectively terminated.


                   13.  Indemnification.

                        1. Owner shall defend, indemnify and hold Operator and its agent and employees harmless from and against any and all other liabilities, claims, damages, losses and expenses, including attorneys' fees and costs and expenses of litigation or arbitration, of every kind and nature arising out of the course of performance of this Agreement by Owner or Operator and shall, upon request of Operator, defend all suits arising out of or resulting from the performance of this Agreement by Owner or Operator, provided that such liability, claim, damage, loss or expense is not attributable to the gross negligence or willful misconduct of Operator.

                        2. Operator shall defend, indemnify and hold Owner and its agents and employees harmless from and against any and all liabilities, claims, damages, losses and expenses, including attorneys' fees and costs and expenses of litigation or arbitration, of every kind and nature arising out of Operator's gross negligence or willful misconduct in the course of Operator's performance of this Agreement and shall, upon request of Owner, defend all suits arising out or resulting from Operator's gross negligence or willful misconduct in the performance of this Agreement.

                   14. Non-Waiver of Breach. Either party hereto may specifically waive any breach of this Agreement by the other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designates the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

                   15. Arbitration. All disputes arising under this Agreement shall be settled by arbitration. The party desiring such arbitration shall give written notice to that effect to the other party and in such notice shall appoint as an arbitrator a disinterested person of recognized competence in the area at issue. Within fifteen (15) days thereafter, the other party shall, by written notice to the originating party, appoint a second person similarly qualified as the second arbitrator. The arbitrators thus appointed shall appoint a third person similarly qualified as the third arbitrator, and such three arbitrators shall as promptly as possible determine such matter with the parties, each being entitled to present evidence and argument to the arbitrators; provided, however, that:


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                        (a)  if the second arbitrator shall not have been
         appointed as aforesaid, the first arbitrator shall determine such matter; and

                        (b) if the two arbitrators appointed by the party shall be unable to agree upon the appointment of a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days thereafter, then within ten (10) days thereafter, either of the parties upon written notice to the other party may apply for such appointment to the Federal District Court or District Court in Omaha, Nebraska.

                   The arbitrator or arbitrators shall only interpret and apply the terms and provisions of this Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in this Agreement.

                   The determination of the majority of the arbitrators or the sole arbitrator, as the case may be, shall, to the extent permitted by law, be conclusive upon the parties. The arbitrator or arbitrators shall give written notice to the parties stating their determination, and shall furnish to each a copy of such determination signed by them. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

                   16. Attorneys' Fees. If either party hereto commences litigation or arbitration for the judicial or other interpretation, enforcement, termination, cancellation or rescission hereof, or for damages for the breach hereof, the prevailing party in any such action, trial, arbitration or appeal thereon shall be entitled to its reasonable attorneys' fees and court, arbitration and other costs incurred, to be paid by the losing party as fixed by the court or arbitrator in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

                   17.  Force Majeure.

                        1. Neither Owner nor Operator shall be liable in damages to the other for any act, omission or circumstance ("Event of Force Majeure") occasioned by or in consequence of any acts of God, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, civil disturbances, explosions, sabotage, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, Federal, State or local laws, or other event or circumstance not within the control of such party preventing such party from performing its obligations hereunder, whether caused or


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occasioned by, or happening on account of, the act or omission of one of the parties, not within the control of the party claiming suspension and which by the exercise of due diligence such party is unable to prevent or overcome.

                        2. Such Events of Force Majeure shall not relieve Owner or Operator of liability in the event of either party's concurring negligence or in the event of either party's failure to use due diligence to remedy the situation and to remove the cause in an adequate manner and with all reasonable dispatch, nor shall such Events of Force Majeure relieve either party of liability unless such party shall give notice and full particulars of the same in writing to the other party within ten (10) days of the occurrence relied on. In no event, however, shall an Event of Force Majeure relieve Owner from the obligation of making payments due under this Agreement at the time of such occurrence. The parties agree that should any Event of Force Majeure remain in existence for a period of six (6) months, this Agreement may be terminated by the party not claiming suspension of the Agreement under such Event of Force Majeure upon the giving of written notice by such party to the other; provided, however, that such six (6) month period shall be extended for a reasonable time so long as throughout such six (6) month period the party claiming suspension of this Agreement under the Event of Force Majeure has diligently proceeded to terminate the Event of Force Majeure and continues to do so throughout such extension.

                   18.  Invalid Provision.

                        1. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted; provided, however, that if any of the provisions of Sections 9, 10 or 11 hereof are held invalid or unenforceable by any court or other relevant authority, Owner and Operator shall hold consultations over a period of ninety (90) days, commencing immediately, in an effort to work out satisfactory terms for continuation of this Agreement. If Owner and Operator do not reach agreement within this period, Operator shall have the right to terminate this Agreement, effective immediately.

                        2. In the event that any provision, term, condition or object of this Agreement may be in conflict with any law, measure, ruling, court judgment (by consent or otherwise), or regulation of the government of the United States of America, and the legal counsel of either party shall advise that in their considered opinion such conflict, or a reasonable possibility of such conflict, exists, then either party may propose to the other appropriate modifications of this Agreement to avoid such conflict. In such case, if an agreement of modification is not reached within ninety (90) days from such proposal, the party making such proposal, after sixty (60) days' written notice to the other party, may terminate the agreement in its entirety as of a date subsequent to such sixty (60) days, and which shall be specified in such notice.


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                   19.  Assignment.  Subject to Section 11 hereof, neither
Owner nor Operator shall grant, assign or otherwise convey any of their respective rights or delegate any of their respective obligations under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.

                   20. Governing Law. The existence, validity, construction, operation and effect of this Agreement shall be determined in accordance with and governed by the laws of the State of California. This Agreement shall be construed equally as against the parties hereto, and shall not be construed against the party responsible for its drafting.

                   21. Entire Agreement - Amendments. This Agreement constitutes the entire agreement of the parties and the provisions hereof shall supersede any and all prior agreements or understandings relating to the same subject matter. Without limiting the generality of the foregoing, from and after the date hereof, the terms of the Operating and Maintenance Agreement dated as of March 14, 1988 (the "Original Operating and Maintenance Agreement") between Owner and Operator shall be amended to read in their entirety as set forth in this Agreement and the terms of this Agreement shall govern and control the rights and obligations of the parties in and with respect to the matters herein set forth, notwithstanding any conflict between the terms of this Agreement and the terms of the Original Operating and Maintenance Agreement. This Agreement may be amended only by a writing signed by a duly authorized representative of both parties.

                   22. Communications. All notices, requests, offers and other communications required or permitted to be made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of delivery, if delivered:

    To Operator at:

          CalEnergy Operating Company
          302 South 36th Street
          Suite 400-C
          Omaha, Nebraska 68131
          Attention: General Counsel


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    To Owner at:

          Leathers, L.P.
          302 South 36th Street, Suite 400-C
          Omaha, Nebraska 68131
          Attention: General Counsel

or at such other address as either party most recently may have designated in writing to the other party for such purpose; or (b) on the day sent, when sent by prepaid telex, telegram, cable or radiogram, and confirmed the same day by prepaid first-class registered airmail, addressed to Operator or Owner, as the case may be, at their respective addresses aforesaid.

                   23. Counterparts. This Agreement may be executed in counterparts and any number of counterparts signed in the aggregate by the parties hereto shall constitute a single original instrument.

                   24. Exhibits. All exhibits and schedules attached hereto are hereby incorporated herein by this reference.

                   25. Third Party Beneficiaries. The covenants contained herein are made solely for the benefit of the properties, parties and successors and assigns of such parties as specified herein, and shall not be construed as having been intended to benefit any third party not a party to this Agreement.

                   26. Headings. The headings herein are for reference only and shall not affect the construction of this Agreement.



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                                      13

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

                                  OWNER:

                                       LEATHERS, L.P.,
                                       a California limited partnership

                                       By:   CALENERGY OPERATING COMPANY,
                                             a Delaware corporation,
                                             as General Partner

                                             By:  /S/ John G. Sylvia
                                                  --------------------------
                                             Name:    John G. Sylvia
                                                  --------------------------
                                             Title:   Senior Vice President
                                                  --------------------------


                                  OPERATOR:

                                       CALENERGY OPERATING COMPANY,
                                       a Delaware corporation


                                             By:  /S/ John G. Sylvia
                                                  --------------------------
                                             Name:    John G. Sylvia
                                                  --------------------------
                                             Title:   Senior Vice President
                                                  --------------------------




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



                                  Exhibit "A"

                   Guaranteed Capacity Payment Target Levels
                   -----------------------------------------

                                    ($000s)

                           Column                  Column
Year                          A                       B
- ----                       ------                  ------

1989                       27,391                  30,435

1990                       28,738                  31,944

1991                       30,078                  33,433

1992                       31,955                  35,518

1993                       34,099                  37,901

1994                       36,243                  40,283

1995                       38,656                  42,964

1996                       40,800                  45,346

1997                       43,481                  48,324

1998                       46,161                  51,303



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